Exhibit 99.1
Consent to be Named as a Director Nominee
In connection with the filing by Kenvue Inc. of the Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), I hereby consent, pursuant to Rule 438 of the Securities Act, to being named as a nominee to the board of directors of Kenvue Inc. in the Registration Statement and any and all amendments and supplements thereto. I also consent to the filing of this consent as an exhibit to such Registration Statement and any amendments thereto.

Dated: January 4, 2023	/s/ Larry Merlo
Larry Merlo